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                                                                EXHIBIT 23.2

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (333-119621) of The Robert Mondavi Corporation of our report dated August 20, 2004 relating to the financial statements and financial statement schedule, which appear in The Robert Mondavi Corporation's Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


San Francisco, California
October 24, 2004